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Exhibit 4.4

WARRANT AGREEMENT

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY

And

COMPUTERSHARE, INC.

And

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

WARRANT AGREEMENT

Dated as of [                        ], 2008

1

WARRANT AGREEMENT
TABLE OF CONTENTS

2

        THIS WARRANT AGREEMENT (this "Agreement"), dated as of [                        ], 2008, is by and between National Energy Resources Acquisition Company, a Delaware corporation (the "Company"), and Computershare, Inc., a Delaware corporation and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, having its principal office at 250 Royall Street, Canton, MA 02021 (collectively the "Warrant Agent").

        WHEREAS, the Company intends to file a registration statement (the "Registration Statement") with the Securities Exchange Commission for the initial public offering of units (the "IPO"), each unit ("Unit") consisting of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share;

        WHEREAS, the Company (i) has previously issued to the initial stockholders 2,875,000 shares of Common Stock; (ii) proposes to issue up to 10,00,000 units to be offered in the Company's IPO pursuant to the Registration Statement with each Public Unit consisting of one share of Common Stock and one warrant (the "Public Warrants"); and (iii) proposes to issue 4,500,000 warrants bearing the legend set forth in Exhibit B hereto to be sold to NRCO LLC, a Colorado limited liability company (the "Sponsor"), in a private placement to occur simultaneously with the consummation of the Company's IPO (the "Sponsor's Warrants" and together with the Public Warrants, the "Warrants"), which in each case entitles the holders thereof to purchase one share of Common Stock at an exercise price of $7.50 per share (the Common Stock issuable on exercise of the Warrants, the "Warrant Shares," and the Common Stock issuable upon exercise of the Public Warrants the "Public Warrant Shares");

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange and exercise of Warrants and other matters as provided herein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        SECTION 1.    Appointment of Warrant Agent.    The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

        SECTION 2.    Warrant Certificates.    The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

        SECTION 3.    Execution of Warrant Certificates.    Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or Chief Executive Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

        In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

        Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

        SECTION 4.    Registration and Countersignature.    Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon the written instructions of the Chairman of the Board, the President or Chief Executive Officer, a Vice President, the Treasurer or the Chief Financial Officer of the Company, countersign, issue and deliver Warrants as provided in this Agreement.

        The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

        SECTION 5.    Registration of Transfers and Exchanges; Transfer Restrictions.    The Warrant Agent shall from time to time, subject to the limitations of this Section 5, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner.

        The Sponsor's Warrants may not be sold or transferred until the date immediately following the date on which the Company completes its initial business combination (as defined in the Registration Statement, its "Initial Business Combination"), except (A) to the Company's officers or directors, any affiliates or family members of any of the Company's officers or directors or any affiliates of the Sponsor, including the holders of their equity securities; (B) by gift to a member of a holder's immediate family or to a trust, the beneficiary of which is a member of the holder's immediate family, an affiliate of the Sponsor or to a charitable organization; (C) by virtue of the laws of descent and distribution upon death of any holder; (D) by virtue of the laws of the state of Colorado or the Sponsor's limited liability company agreement upon dissolution of the Sponsor; (E) pursuant to a qualified domestic relations order to which a holder is subject; (F) in the event of a liquidation of the Company prior to the Company's completion of its Initial Business Combination; or (G) the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property contemporaneously with or subsequent to the Company's consummation of an Initial Business Combination; provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee's written agreement with the Company to be bound by the terms and conditions of such transfer restrictions (the "Permitted Transferees").

        The holders of any Sponsor's Warrants or Warrant Shares issued upon exercise of any Sponsor's Warrants further agree, prior to any transfer of such securities, to give written notice to the Company expressing their desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and any such holder agrees not to make any disposition of all or any portion of such securities unless and until:

        (a)   there is then in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth in Exhibit B or Section 6(c) hereof, as the case may be (collectively, the "Legends") with respect to such securities sold pursuant to such registration statement shall be removed; or

        (b)   if reasonably requested by the Company, (A) the holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the Legends.

        Each Public Warrant shall initially be issued together with one share of Common Stock as a Unit. The share of Common Stock and the Public Warrant comprising a Unit shall not be separately transferable until five business days following the earlier to occur of the expiration or termination of the underwriters' over-allotment option and its exercise in full, subject to the Company having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company's receipt of the gross proceeds of the offering of the Units and having issued a press release announcing when such separate trading of the shares of Common Stock and Public Warrants comprising the Units will begin (such date the "Detachment Date"). Prior to the Detachment Date, Public Warrants may be transferred or exchanged only together with the Unit in which such Public Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, prior to the Detachment Date, each transfer of a Public Unit on the register relating to such Units shall operate also to transfer the Public Warrant included in such Unit.

        Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its principal corporate trust office, which is currently located at the address listed in Section 17 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in its customary manner.

        The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 4 hereof and of this Section 5, the new Warrant Certificates required pursuant to the provisions of this Section 5.

        SECTION 6.    Terms of Warrants

        (a)   Exercise Price and Exercise Period

        The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the "Exercise Price") shall be $7.50 per share, and each Warrant shall be initially exercisable to purchase one share of Common Stock.

        Subject to the terms of this Agreement (including without limitation Section 6(e) below), each Warrant holder shall have the right, which may be exercised commencing at the opening of business on the first day of the applicable Warrant Exercise Period set forth below and until 5:00 p.m., New York City time, on the last day of such Warrant Exercise Period, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive upon the proper exercise of such Warrant in accordance with Section 6(c) of this Agreement. No adjustments as to dividends will be made upon exercise of the Warrants.

        The "Warrant Exercise Period" shall (x) commence (subject to Section 6(e) below) with respect to the Public Warrants and the Sponsor Warrants, on the later of

  (1)
  the date that is 12 months from the date of the final prospectus relating to the offering of the Public Warrants; and

  (2)
  the date on which the Company completes its Initial Business Combination;

        and shall (y) end on the earlier of:

  (A)
  the date that is four years from the date of the final prospectus relating to the offering of the Public Warrants; and

  (B)
  the Business Day preceding the date on which such Warrants are redeemed pursuant to Section 6(b) below or expire pursuant to Section 6(f) below.

        "Business Day" shall mean any day on which the American Stock Exchange is open for trading and which is not a Saturday, a Sunday or any other day on which banks in the City of New York, New York, are authorized or required by law to close.

        Each Warrant not exercised or redeemed prior to 5:00 p.m., New York City time, on the last day of the Warrant Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

        (b)   Redemption of Warrants

        The Company may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant, upon not less than 30 days' prior written notice of redemption to each Warrant holder, at any time after such Warrants have become exercisable pursuant to Section 6(a) above, if, and only if, (A) the Closing Price has equaled or exceeded $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third Business Day prior to the notice of redemption to Warrant holders and (B) at all times between the date of such notice of redemption and the redemption date a registration statement filed pursuant to the Securities Act is in effect covering the Warrant Shares issuable upon exercise of the Warrants and a current prospectus relating to those Warrant Shares is available.

        The "Closing Price" of the Common Stock on any date of determination means:

    (A)
    the last reported sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the Common Stock (regular way) on the American Stock Exchange on that date,

    (B)
    if the Common Stock is not listed for trading on the American Stock Exchange on that date, the last reported sale price reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed,

    (C)
    if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau or similar organization, or

    (D)
    if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock from at least three nationally recognized investment banking firms that the Company selects for this purpose.

        Upon a call for redemption of Warrants by the Company, the Company shall have the right to require all holders of Warrants subject to redemption who exercise such Warrants after the Company's call for redemption to do so on a cashless basis in accordance with the procedures set forth in Section 6(d) hereof.

        Notwithstanding the foregoing, none of the Sponsor's Warrants shall be redeemable at the option of the Company so long as they are held by the Sponsor, its affiliates or a Permitted Transferee; provided that the fact that one or more Sponsor's Warrants are non-redeemable by operation of this sentence shall not affect the Company's right to redeem, pursuant to the other provisions of this Section 6(b), the Public Warrants and the Sponsor's Warrants that are not held by the Sponsor, its affiliates or a Permitted Transferee. Any Sponsor's Warrants not held by the Sponsor, its affiliates or a Permitted Transferee shall become Public Warrants and subject to the same terms and conditions hereunder as all other Public Warrants.

        (c)   Exercise Procedure.

        A Warrant may be exercised upon surrender to the Company at the principal stock transfer office of the Warrant Agent, which is currently located at the address listed in Section 17 hereof, of the Warrant Certificate or Certificates to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and such other documentation as the Warrant Agent may reasonably request, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (adjusted as herein provided if applicable) for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price (unless on a cashless basis, as set forth below) shall be made by certified or official bank check payable to the order of the Company in New York Clearing House Funds, or the equivalent thereof. In no event will any Warrants be settled on a net cash basis.

        Subject to the provisions of Section 7 hereof, upon such surrender of Warrants and payment of the Exercise Price (or notice of settlement on a cashless basis, if applicable) the Company shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price or on a cashless basis as set forth above, as applicable.

        The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of Section 4 hereof and of this Section 6, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The Warrant Agent may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

        All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all cleared monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

        The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

        Certificates evidencing Warrant Shares issued upon exercise of a Sponsor's Warrant shall contain the following legend, unless such Warrant Shares were issued pursuant to an effective registration statement under the Securities Act:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

        (d)   Cashless Exercise.

          (A)  The Sponsor's Warrants may be exercised on a cashless basis by the Sponsor and any Permitted Transferees, at the Sponsor's or such Permitted Transferee's election (the "Cashless Exercise Election").

          (B)  Upon a call for redemption of Warrants on a cashless basis by the Company pursuant to Section 6(b) (the "Cashless Exercise Demand"), all holders of Warrants subject to redemption who exercise such Warrants shall do so on a cashless basis.

          (C)  If the Sponsor or any Permitted Transferee makes a Cashless Exercise Election with respect to any Sponsor's Warrants or if the Company makes a Cashless Exercise Demand with respect to the Warrants subject to redemption that the holders thereof have elected to exercise after the Company's call for redemption, then upon surrender of such Warrants in accordance with Section 6(c), the Company shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Sponsor or such Permitted Transferee or such Warrant holder, as the case may be, may designate, a certificate or certificates for the number of full Warrant Shares to be issued upon such cashless exercise, computed by using the following formula:

X =	(A)(Y) (B)
  X
  = The Warrant Shares to be issued in connection with such cashless exercise to the holder of the Warrants being exercised.

  Y
  = The number of Warrant Shares underlying the Warrants being exercised.

  A
  = The value of one Warrant as of the date of the exercise, which shall be determined by using the following formula:

A = B - the Exercise Price

  B=
  The Fair Market Value of a share of Common Stock.

        For purposes of this Section 6(d), the "Fair Market Value" of a share of Common Stock shall mean the average of the Closing Price for the ten trading days ending on the third trading day prior to (x) with respect to the Sponsor's Warrants subject to a Cashless Exercise Election, the date on which the Warrant exercise notice is sent to the Warrant Agent, and (y) with respect to the Warrants subject to a Cashless Exercise Demand, the date on which the notice of redemption is sent to the holders of the Warrants.

          (D)  If the Company makes a Cashless Exercise Demand, the notice of redemption shall contain the information necessary to calculate the number of Warrant Shares to be received by Warrant holders upon exercise of the Warrants, including the Fair Market Value in such case.

        (e)    Registration Requirement.    Notwithstanding anything else in this Section 6, no Warrant may be exercised unless at the time of exercise (A) a registration statement covering the Public Warrant Shares to be issued upon exercise of the Warrants is effective under the Securities Act and (B) a prospectus thereunder relating to the Public Warrant Shares is current. The Company shall use its best efforts to have a registration statement in effect covering Public Warrant Shares issuable upon exercise of the Warrants from the date the Warrants become exercisable and to maintain a current prospectus relating to those Public Warrant Shares until the Warrants expire or are redeemed. In the event that, at the end of the Warrant Exercise Period, a registration statement covering the Warrant Shares to be issued upon exercise is not effective under the Securities Act, all the rights of holders hereunder shall terminate and all of the Warrants shall expire unexercised and worthless, and as a result, purchasers of the Units will have paid the full Unit purchase price solely for the share of Common Stock included in each Unit. In no event shall the Company be required to issue unregistered shares upon the exercise of any Public Warrant or settle Warrants on a net cash basis.

        (f)    Expiry Upon Liquidation of Trust Account.    If the Company is dissolved because it fails to effect an Initial Business Combination within the applicable period set forth in its certificate of incorporation, all of the rights of holders hereunder shall terminate and all of the Warrants shall expire unexercised and worthless, and as a result purchasers of the Units will have paid the full Unit purchase price solely for the share of Common Stock included in each Unit.

        SECTION 7.    Payment of Taxes.    The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        SECTION 8.    Mutilated or Missing Warrant Certificates.    In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, also satisfactory to the Company and the Warrant Agent. Applicants for such new Warrant Certificates must pay such reasonable charges as the Company may prescribe.

        SECTION 9.    Reservation of Warrant Shares.    The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Warrant Agent shall have no duty to verify availability of such shares set aside by the Company.

        The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Common Stock issuable upon the exercise of any of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this

Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Common Stock issuable upon the exercise of the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

        Before taking any action which would cause an adjustment pursuant to Section 11 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any commercially reasonable corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

        The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor or on a cashless basis pursuant to Section 6(d), if applicable, and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

        SECTION 10.    Obtaining Stock Exchange Listings.    The Company will from time to time take all commercially reasonable actions which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed. To the extent that the Common Stock is not listed on a national securities exchange or there is no exemption from state "blue sky" securities laws for the issuance of the Warrant Shares, the Company will take all commercially reasonable actions which may be necessary so that the Warrant Shares are registered in all states in which the holders of the Warrants reside.

        SECTION 11.    Adjustment of Number of Warrant Shares.    The number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11. For purposes of this Section 11, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

        (a)    Stock Dividends—Split-Ups.    If after the date hereof, and subject to the provisions of Section 12 hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

        (b)    Aggregation of Shares.    If after the date hereof, and subject to the provisions of Section 12 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

        (c)    Merger, Reorganization, etc.    In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 11(a) or 11(b) hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 11(a) or 11(b) hereof, then such adjustment shall be made pursuant to Sections 11(a), 11(b), and 11(d) hereof and this Section 11(c). The provisions of this Section 11(c) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

        (d)    Extraordinary Dividends.    If the Company distributes to all holders of its Common Stock any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than Common Stock), the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

N' = N x	M M - F

        where:

  N'
  =        the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

  N
  = the current number of shares of Common Stock issuable upon exercise of each Warrant.

  M
  = the Closing Price per share of Common Stock on the Business Day immediately preceding the ex-dividend date for such distribution.

  F
  = the fair market value on the ex-dividend date for such distribution of the assets, securities, options, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board of Directors (the "Board") shall reasonably determine the fair market value in good faith.

        The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

        This subsection (d) does not apply to any dividends or distributions made in connection with, or as part of, (i) regular quarterly or other periodic dividends; (ii) any of the actions contemplated by Sections 11(a), 11(b) or 11(e); (iii) the conversion rights of the holders of Common Stock upon consummation of the Company's Initial Business Combination; or (iv) in connection with the Company's liquidation and the distribution of its assets upon its failure to consummate an Initial Business Combination. If any adjustment is made pursuant to this subsection (d) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the ex-dividend date for such distribution of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the ex-dividend date for such distribution. Notwithstanding anything to the contrary contained in this subsection (d), if "M-F" in the above formula is less than $1.00, the Company may elect to, or if "M-F" is a negative number, the Company shall, in lieu of the adjustment otherwise required by this subsection (d), distribute to the holders of the Warrants, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holders had such Warrants been exercised immediately prior to the record date for such distribution.

        (e)    Adjustments To Exercise Price.    Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 11(a) and 11(b) hereof, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (A) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (B) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

        (f)    Form of Warrant.    The form of Warrant need not be changed because of any adjustment pursuant to this Section 11, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

        (g)    Notices of Changes in Warrant.    Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 11(a), 11(b), 11(c) or 11(e), then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

        (h)    Notice of Certain Transactions.    In the event that the Company shall propose to (a) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of capital stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants to the holders of Common Stock entitling them to subscribe for shares of Common Stock or (c) make a tender offer or exchange offer with respect to the Common Stock, the Company shall send to the Warrant holders and file with the Warrant Agent a notice of such proposed action or offer. Such notice shall be mailed to the registered holders at their addresses as they appear in the warrant register, and, shall specify the record date for, or the date such offer or issuance is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be. Such notice shall be given as promptly as practicable after the Board has determined to take any such action and (x) in the case of any action covered by clause (a) or (b) above at least 10 days prior to the record date for determining the holders of the Common Stock for purposes of such action or (y) in the case of any other such action at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

        (i)    Other Events.    If any event occurs as to which the foregoing provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

        SECTION 12.    Fractional Interests.    Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 12, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number of the shares of Common Stock to be issued to the Warrant holder.

        SECTION 13.    Notice to Warrant Holders.    Upon any adjustment of the Exercise Price pursuant to Section 11, the Company shall promptly thereafter, and in any event within five days, (i) cause to be filed with the Warrant Agent a certificate executed by the Chief Financial Officer or principal financial officer of the Company setting forth the number of Warrant Shares issuable upon exercise of each Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. In case:

        (a)   the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

        (b)   the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than regular cash dividends or dividends payable in shares of Common Stock or distributions referred to in subsection (b) of Section 11 hereof); or

        (c)   of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

        (d)   of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

        (e)   the Company proposes to take any action not specified above which would require an adjustment of the Exercise Price pursuant to Section 11 hereof;

        then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 10 calendar days prior to the applicable record date hereinafter specified, or as promptly as practicable under the circumstances in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

        Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

        SECTION 14.    Merger, Consolidation or Change of Name of Warrant Agent.    Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

        In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

        SECTION 15.    Warrant Agent.    The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

        (a)   The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except to the extent that any such statements describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided herein.

        (b)   The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

        (c)   The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        (d)   The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

        (e)   The Company hereby agrees to (A) pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the administration and execution of this Agreement as the Company and the Warrant Agent shall agree to in writing, (B) reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including fees and expenses of its counsel) and (C) indemnify the Warrant Agent (and any predecessor Warrant Agent) and hold it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, expenses (including taxes other than taxes based on the income of the Warrant Agent) and liabilities (including judgments, costs and counsel fees and expenses), suffered or incurred by the Warrant Agent for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its gross negligence or willful misconduct. The provisions of this Section 15(e) shall survive the expiration of the Warrants and the termination of this Agreement.

        (f)    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

        (g)   The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        (h)   The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct. The Warrant Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Warrant Agent was negligent in ascertaining the pertinent facts. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

        (i)    The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

        (j)    Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Warrant Certificate or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however that (A) the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible and (B) nothing in this Section 15(j) shall affect the Company's obligation under Section 6(e) hereof to use its best efforts to have a registration statement in effect covering the Warrant Shares issuable upon exercise of the Warrants and to maintain a current prospectus relating to those Warrant Shares.

        (k)   Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent and based solely on the advise of the Warrant Agent's legal counsel, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

        (l)    The Warrant Agent hereby waives any and all right, title, interest or claim of any kind ("Claim"), in or to any distribution of the Trust Account (as defined in that Investment Management Trust Agreement, dated as of [                                    ], 2008, by and between the Company and Colorado State Bank and Trust, N.A., as account agent thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Without limiting the foregoing, nothing in this provision 15(l) shall be deemed to prohibit payment by the Company of amounts owed to the Warrant Agent pursuant to the terms of this

Agreement from interest income of the Trust Account permitted to be withdrawn by the Company under the terms of the Investment Management Trust Agreement.

        (m)  No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

        (n)   In addition to the foregoing, the Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are not the result of the Warrant Agent's reckless disregard of its duty, gross negligence or willful misconduct and are in reliance upon (A) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of the election attached hereto unless the Warrant Agent shall have actual knowledge that, as executed, such certification is untrue, or (B) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

        SECTION 16.    Change of Warrant Agent.    The Warrant Agent may at any time resign as Warrant Agent upon written notice to the Company. If the Warrant Agent shall become incapable of acting as Warrant Agent hereunder, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. If a successor to the Warrant Agent shall not have been appointed within 30 days of such removal, the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

        SECTION 17.    Notices to Company and Warrant Agent.    Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

    National Energy Resources Acquisition Company
    1700 Broadway, Suite 2020
    Denver, Colorado 80290
    Attention: Chief Executive Officer and President

        In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Warrant Agent.

        Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

    Computershare Trust Company, N.A.
    350 Indiana Street
    Golden, Colorado 80401
    Attention: Compliance Department

        SECTION 18.    Supplements and Amendments.    The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates theretofore issued. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 18, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment which alters the rights or duties of the Warrant Agent. The Company and the Warrant Agent may amend any provision herein with the consent of the holders of Warrants exercisable for a majority of the Warrant Shares issuable on exercise of all outstanding Warrants that would be affected by such amendment. Without limiting the generality of the foregoing, prior to the issuance of any Public Warrants, this Agreement (including Exhibit A hereto) may be amended by the Company and the Warrant Agent, without the consent of any holder of the Sponsor's Warrants, to modify in any way or provide for the terms of the Public Warrants.

        SECTION 19.    Successors.    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 20.    Termination.    This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise. The provisions of Section 15 hereof shall survive such termination.

        SECTION 21.    Governing Law.    This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York. The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, the parties will submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

        SECTION 22.    Benefits of This Agreement.    Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

        SECTION 23.    Counterparts.    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 24.    Force Majeure.    In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY
By:
Name:	Patrick R. McDonald
Title:	Chief Executive Officer and President
COMPUTERSHARE, INC. and COMPUTERSHARE TRUST COMPANY, N.A., On Behalf of Both Entities: as Warrant Agent
By:
Name:
Title:

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number	Warrants

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME,                                     , 2012

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY
Incorporated Under the Laws of the State of Delaware

CUSIP

Warrant Certificate

        This Warrant Certificate certifies that                                     , or registered assigns, is the registered holder of                                      warrants (the "Warrants") to purchase shares of Common Stock, $0.0001 par value (the "Common Stock"), of National Energy Resources Acquisition Company, a Delaware corporation (the "Company"). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a "Warrant Share") as set forth below, at the exercise price (the "Exercise Price") as determined pursuant to the Warrant Agreement, payable as provided in the Warrant Agreement upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

        Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        The initial Exercise Price per share of Common Stock for any Warrant is equal to $7.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

        This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY
By:
Name:	Patrick R. McDonald
Title:	Chief Executive Officer
By:
Name:	Harold R. Logan, Jr.
Title:	Secretary

Countersigned:
Dated:	, 20

COMPUTERSHARE, INC. and COMPUTERSHARE TRUST COMPANY, N.A., On Behalf of Both Entities: as Warrant Agent
By	Authorized Signatory

[Form of Warrant Certificate]

[Reverse]

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [                        ], 2008 (the "Warrant Agreement"), duly executed and delivered by the Company to Computershare, Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

        Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through "cashless exercise" if permitted by the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

        Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Public Warrant Shares to be issued upon exercise of the Warrants is effective under the Act and (ii) a prospectus thereunder relating to the Public Warrant Shares is current. In no event shall the Company be required to issue unregistered shares upon the exercise of any Public Warrant.

        The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the Warrant holder.

        Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

        Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                                      shares of Common Stock and herewith tenders payment for such shares to the order of National Energy Resources Acquisition Company in the amount of $                         in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                                     , whose address is                                      and that such shares be delivered to                                      whose address is                                                                          . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                     , whose address is                                     , and that such Warrant Certificate be delivered to                                     , whose address is                                     .

Date:	, 20
(Signature)

(Address)
(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED UNTIL THE DATE IMMEDIATELY FOLLOWING THE DATE UPON WHICH NATIONAL ENERGY RESOURCES ACQUISITION COMPANY (THE "COMPANY") COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 5 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 5 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

No.	Warrants

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WARRANT AGREEMENT